UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report January 20, 2021

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½

Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Enservco Corporation (the “Company”) is filing this report in order to update the Company’s executive compensation disclosures required by Item 402 of Regulation S-K, to be incorporated by reference into a Registration Statement on Form S-1 being filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof, and into the Company’s other registration statements filed under the Securities Act of 1933, as amended. Such executive compensation disclosures are being filed as Exhibit 99.1 to this report.

On November 20, 2020, the Company amended its Second Amended and Restated Certificate of Incorporation in order to give effect to a reverse stock split of the Company’s common stock at a ratio of one-for-fifteen (1:15). The form of Certificate f Amendment to Second Amended and Restated Certificate of Incorporation was previous filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on May 12, 2020. Attached as Exhibit 3.1 to this report is the as-filed amendment to the Company’s Second Amended and Restated Certificate of Incorporation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation
99.1	2020 Executive Compensation Disclosures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2021.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chairman